Exhibit 5.1

December 27, 2009

China Valves Technology, Inc.
No. 93 West Xinsong Road
Kaifeng City, Henan Province 475002
People’s Republic of China

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for China Valves Technology, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 333,334 shares of common stock, $0.001 par value per share, of the Company (the "Shares"), (ii) a warrant (the "Warrant") to purchase up to 50,000 shares of common stock of the Company, par value $0.001 per share (the "Warrant Shares") and (iii) the Warrant Shares, in each case, pursuant to a Registration Statement on Form S-3 (such Registration Statement, as amended from time to time, is herein referred to as the "Registration Statement") and the related Prospectus and Prospectus Supplement to be filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Shares and the Warrant are to be sold to a certain purchaser (the "Purchaser") pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement"), between the Company and the Purchaser. The Warrant Shares are to be sold from time to time upon exercise of the Warrant to be issued by the Company to the Purchaser.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus therein, the Prospectus Supplement and we have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares, Warrants and Warrant Shares. We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

Aspen Billings Boise Boulder Carson City Cheyenne Colorado Springs Denver Denver Tech Center Jackson Hole Las Vegas Reno Salt Lake City Santa Fe Washington, D.C.

China Valves Technology, Inc. December 27, 2009 Page 2

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion. The opinion expressed herein is limited to the laws of the State of Nevada. We express no opinion concerning the law of any other jurisdiction. This opinion is limited to the law in effect and the facts in existence as of the date of this letter. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion expressed herein.

Based upon and subject to the foregoing, we are of the opinion that:

1.     The Shares have been duly authorized and, when issued and paid for in accordance with the terms and conditions of the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

2.     The Warrant has been duly authorized and, when issued and paid for in accordance with the terms and conditions of the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

3.     The Warrant Shares have been duly authorized and, when issued and paid for in accordance with the provisions of the Warrant, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm, as counsel, under the heading "Legal Matters" in the Prospectus Supplement included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very Truly Yours,

/s/ Holland & Hart LLP